Exhibit 10.2

NANOSPHERE, INC.

Amendment to Options

THIS AMENDMENT TO OPTIONS (this “Agreement”) is entered into effective as of June 1, 2012 by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Chad A. Mirkin (the “Optionee”).

WHEREAS, under the Company’s 2000 Equity Incentive Plan (the “2000 Plan”), the Company granted the Optionee the non-qualified stock options identified on Exhibit A hereto and evidenced by an Option Award Agreement by and between the Company and the Optionee (the “2000 Plan Options”);

WHEREAS, under the Company’s 2007 Long-Term Incentive Plan (the “2007 Plan”), the Company granted the Optionee each of the non-qualified stock options identified on Exhibit B hereto and evidenced by an Option Award Agreement by and between the Company and the Optionee (the “2007 Plan Options” and, together with the 2005 Plan Options, the “Options”); and

WHEREAS, the Company and the Optionee wish to document and confirm the amendment of the Options as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this Agreement, the Company and the hereto agree as follows:

1. Exercisability of 2000 Plan Options. Notwithstanding anything to the contrary contained in the 2000 Plan Options, and pursuant to the authority vested in the Compensation Committee of the Board of Directors of the Company (the “Committee”) pursuant to Section 5(c)(iii) of the 2000 Plan, the termination of the Optionee’s service with the Company or the failure of the Optionee to maintain any affiliation with the Company shall not result in the termination of the Optionee’s right to exercise any such 2000 Plan Options at any time on or prior to the expiration of the term of the 2000 Plan Options set forth in Section 9 of the 2000 Plan Options. Notwithstanding anything to the contrary contained in the 2000 Plan Options, the Optionee shall remain a “Participant” under the 2000 Plan through and until the expiration of the term of the 2000 Plan Options set forth in Section 9 of the 2000 Plan Options whether or not the Optionee maintains any affiliation with the Company at any time after the date hereof.

2. Exercisability of 2007 Plan Options. Notwithstanding anything to the contrary contained in any of the 2007 Plan Options, and pursuant to the authority vested in the Committee pursuant to Sections 6(e) and 6(h) of the 2007 Plan, the termination of the Optionee’s service with the Company or the failure of the Optionee to maintain any affiliation with the Company shall not result in the termination of the Optionee’s right to exercise any such 2007 Plan Options at any time on or prior to the expiration of the term of any such 2007 Plan Options set forth in Section 8 of each of the time-vested 2007 Plan Options and Section 7 of each of the cliff-vested 2007 Plan Options. Notwithstanding anything to the contrary contained in the 2007 Plan Options, the Optionee shall remain an “Eligible Person” under the 2007 Plan through and until the expiration of the term of the 2007 Plan set forth in Section 8 of the time-vested 2007 Plan Options and Section 7 of the cliff-vested 2007 Plan Options, in each case whether or not the Optionee maintains any affiliation with the Company at any time after the date hereof.

3. Miscellaneous. Except as modified by this Agreement, all other terms and conditions of the Options shall remain in full force and effect. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

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EXECUTED as of the date first set forth above.

NANOSPHERE, INC.

By:	/s/ William P. Moffitt
Name: William P. Moffitt
Title: CEO

OPTIONEE:

/s/ Chad A. Mirkin
Chad A. Mirkin

Exhibit A

Grant Date	Expiration Date	Option Type	Shares Underlying	Exercise Price
07/14/2005	07/14/2015	Non-Qual	120,000	$4.50

Exhibit B

Grant Date	Expiration Date	Option Type	Shares Underlying	Exercise Price
04/03/2007	04/03/2017	Non-Qual	230,000	$4.50
04/03/2007	04/03/2017	Non-Qual	230,000	$4.50
06/01/2011	06/01/2021	Non-Qual	39,060	$4.50